SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 5, 2018

Date of Report

February 28, 2018

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2016, DURECT Corporation (the “Company”) entered into a $20.0 million Loan and Security Agreement (the “Loan Agreement”) with Oxford Finance LLC (“Oxford Finance”), which provided for interest only payments for the first 18 months, followed by consecutive monthly payments of principal and interest in arrears starting on March 1, 2018 and continuing through the maturity date of the term loan of August 1, 2020.

On February 28, 2018, the Company and Oxford Finance entered into a First Amendment of the Loan Agreement, which modified the terms of the Loan Agreement to change the first principal payment date from March 1, 2018 to December 1, 2018 and to increase the additional payment due when the term loan becomes due or upon the prepayment of the facility from 9.25% of the principal amount of the term loan to 10% of such amount.  The interest rate and the maturity date remain unchanged, and the Company paid Oxford Finance a loan modification fee of $100,000.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

ExhibitDescription

10.1	First Amendment to Loan and Security Agreement between the Company and Oxford Finance LLC dated February 28, 2018.

Exhibit Index

Exhibit No.
10.1	First Amendment to Loan and Security Agreement between the Company and Oxford Finance LLC dated February 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: March 5, 2018	By:	/s/ James E. Brown
James E. Brown
President and Chief Executive Officer

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